UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 23, 2016, Kewaunee Scientific Corporation (the “Company”), with the approval of the Audit Committee of the Board of Directors (the “Audit Committee”), notified Cherry Bekaert LLP (“Cherry Bekaert”) that Cherry Bekaert was being dismissed as the Company’s independent registered public accounting firm, effective upon completion of Cherry Bekaert’s audit of the Company’s financial statements for the fiscal year ended April 30, 2016, and appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s new independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process in which the Audit Committee of the Company’s Board of Directors conducted a comprehensive, competitive process to select the independent registered public accounting firm, and which action was ratified by the Board of Directors.

(a) Dismissal of independent registered public accounting firm.

Cherry Bekaert’s audit reports on the Company’s financial statements for the years ended April 30, 2016 and 2015 are not anticipated to and did not, respectively, contain an adverse opinion or a disclaimer of opinion and are not anticipated to be and were not, respectively, qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended April 30, 2016 and 2015 and through June 28, 2016, the Company has not had any disagreement with Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to Cherry Bekaert’s satisfaction, would have caused Cherry Bekaert to make reference to the subject matter of the disagreement in their forthcoming reports on the Company’s consolidated financial statements. In addition, during the Company’s two most recent fiscal years ended April 30, 2016 and 2015 and through June 28, 2016, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Cherry Bekaert with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Cherry Bekaert furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements in Item 4.01(a). A copy of Cherry Bekaert’s letter, dated June 28, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of new independent registered public accounting firm.

On June 23, 2016, pursuant to the approval of the Audit Committee, the Company engaged Ernst & Young as the Company’s new independent registered public accounting firm for its quarter ending July 31, 2016 and its fiscal year ending April 30, 2017.

During the Company’s two most recent fiscal years and the subsequent interim periods preceding Ernst & Young’s engagement, neither the Company nor anyone on its behalf consulted Ernst & Young regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Ernst & Young to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

16.1	Letter of Cherry Bekaert LLP dated June 28, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2016

Kewaunee Scientific Corporation

By:	/s/ Thomas D. Hull III
Name: Thomas D. Hull III
Title: Vice President, Finance and Chief Financial Officer

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